Exhibit 10.12

THE 2003 GIBRALTAR INCENTIVE

STOCK OPTION PLAN

RECITALS:

On September 21, 1993, Gibraltar Steel Corporation, a Delaware corporation with offices at 3556 Lake Shore Road, Buffalo, New York 14219 (the “Company”) adopted an incentive stock option plan known as the “Gibraltar Steel Corporation Incentive Stock Option Plan (the “First Option Plan”) to enable the Company to attract and retain highly qualified individuals as officers and key employees of the Company by providing such officers and key employees an equity based form of incentive compensation.

As required by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and as provided for by the terms of the First Option Plan, the Company’s right to grant options to its employees pursuant to the terms of the First Option Plan expired on September 21, 2003.

The Company now desires to establish a new incentive stock option plan to enable the Company to continue to attract and retain highly qualified individuals as officers and key employees of the Company by providing such officers and key employees an equity based form of incentive compensation.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby adopts the following as The 2003 Gibraltar Incentive Stock Option Plan effective as of October 21, 2003:

1.    Purpose of Plan. The 2003 Gibraltar Incentive Stock Option Plan hereinafter (the “Plan”) is intended to provide officers and other key employees of the Company and officers and other key employees of any subsidiaries of the Company as that term is defined in Section 3 below (hereinafter individually referred to as a “Subsidiary” and collectively as “Subsidiaries”) with an additional incentive for them to promote the success of the business, to increase their proprietary interest in the success of the Company and its Subsidiaries, and to encourage them to remain in the employ of the Company or its Subsidiaries. The above aims will be effectuated through the granting of certain stock options, as herein provided, which stock options are intended to qualify as Incentive Stock Options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as the same has been and shall be amended (“Code”) and will entitle the holder of such stock options to purchase shares of common stock, par value $.01 per share of the Company (hereinafter “Common Stock”).

2.    Administration. (a) The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (hereinafter the “Committee”). The Committee is authorized to adopt such rules and regulations for the administration of the Plan and the conduct of its business as it may deem necessary or proper.

(b) Except to the extent that the provisions of this Plan expressly contemplate that certain options granted under this Plan may not constitute “incentive stock options” within the meaning of the Code: (i) any action taken or interpretation made by the Committee under any provision of the Plan or any option granted hereunder shall be in accordance with the provisions of the Code, and the regulations and rulings issued thereunder as such may be amended, promulgated, issued, renumbered or continued from time to time hereafter in order that, to the greatest extent possible, the options granted hereunder shall constitute “incentive stock options” within the meaning of the Code; and (ii) all action taken pursuant to this Plan shall be lawful and with a view to obtaining for the Company and the option holder the maximum advantages under the law as then obtaining. In the event that any dispute shall arise as to any action taken or interpretation made by the Committee under any provision of the Plan, then all doubts shall be resolved in favor of such having been done in accordance with the said Code and such revenue laws, amendments, regulations, rulings and provisions as may then be applicable. Any action taken or interpretation made by the Committee under any provision of the Plan shall be final. No member of the Board of Directors or the Committee shall be liable for any action, determination or interpretation taken or made under any provision of the Plan or otherwise if done in good faith.

3.    Participation. The Committee shall determine from among the officers and key employees of the Company and its Subsidiaries (as such term is defined in Section 424 of the Code) those individuals to whom options shall be granted (sometimes hereinafter referred to as “Optionees”), the terms and provisions of the options granted (which need not be identical), the time or times at which options shall be granted and the number of shares of Common Stock, (or such number of shares of stock in which the Common Stock may at any time hereafter be constituted), for which options are granted.

In selecting Optionees and in determining the number of shares for which options are granted, the Committee may weigh and consider the following factors: the office or position of the Optionee and his degree of responsibility for the growth and success of the Company and its Subsidiaries, length of service, remuneration, promotions and potential. The foregoing factors shall not be considered to be exclusive or obligatory upon the Committee, and the Committee may properly consider any other factors which to it seems appropriate.

The determination by the Committee that an employee of the Company or any Subsidiary of the Company should be awarded an option to purchase Common Stock and the determination by the Committee of the number of shares of Common Stock which may be purchased upon the exercise of such option shall be submitted to the Board of Directors of the Company for its approval. In this regard, the granting of an option to an employee shall not be effective until the Committee’s determination to grant such option has been approved by the Board of Directors of the Company. As soon as practicable following the approval by the Board of Directors of the Committee’s determination with respect to the granting of an option to an employee of the Company or any Subsidiary of the Company, the Committee shall deliver to the employee a written statement containing the terms and conditions of the option.

An Optionee who has been granted an option under the Plan may be granted additional options under the Plan if the Committee shall so determine.

Notwithstanding the foregoing, if at the time an option is granted to an individual under this Plan, the individual owns stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its

Subsidiaries, (or if such individual would be deemed to own such percentage of such stock under Section 424(d) of the Code) (any such individual being hereinafter referred to as a “Ten Percent Shareholder”) such option shall continue to be valid and binding upon the Company according to its terms but shall not be deemed to be an “incentive stock option” as defined in Section 422(b) of the Code unless: (a) the price per share at which Common Stock of the Company may be acquired in connection with the exercise of such option is not less than one hundred ten percent (110%) of the fair market value of such Common Stock, determined as of the date of the grant of such option; and (b) the period of time within which such option must be exercised does not exceed five (5) years from the date on which such option is granted. In addition, in no event shall any options be granted under this Plan at any time after the termination date set forth at the end of this Plan.

4.    Shares Subject to the Plan. The Company is authorized to issue options under this Plan for the purchase of an aggregate of One Million Five Hundred Thousand (1,500,000) shares of Common Stock subject to the anti-dilutive adjustments provided for by Section 5 hereof.

Notwithstanding the foregoing, if this Plan is not approved by the stockholders of the Company prior to October 21, 2004, and if any options are issued pursuant to the terms of this Plan at any time on or after the date hereof, any such option shall continue to be binding upon the Company pursuant to its terms but shall not be deemed to be an “incentive stock option” as defined in Section 422(b) of the Code.

With respect to shares which may be acquired pursuant to options which expire or terminate pursuant to the provisions of this Plan without having been exercised in full, such shares shall be considered to be available again for placement under options granted thereafter under the Plan. Shares issued pursuant to the exercise of incentive stock options granted under the Plan shall be fully paid and non-assessable.

5.    Anti-Dilution Provisions. The aggregate number of shares of Common Stock and the class of such shares as to which options may be granted under the Plan, the number and class of such shares subject to each outstanding option, the price per share thereof (but not the total price), and the number of such shares as to which an option may be exercised at any one time, shall all be adjusted proportionately in the event of any change, increase or decrease in the outstanding shares of Common Stock of the Company or any change in classification of its Common Stock without receipt of consideration by the Company which results either from a split-up, reverse split or consolidation of shares, payment of a stock dividend, recapitalization, reclassification or other like capital adjustment so that upon exercise of the option, the Optionee shall receive the number and class of shares that he would have received had he been the holder of the number of shares of Common Stock for which the option is being exercised immediately preceding such change, increase or decrease in the outstanding shares of Common Stock. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company, and all other interested persons. Any adjustment of an incentive stock option under this paragraph shall be made in such manner as not to constitute a “modification” within the meaning of Section 424(h)(3) of the Code.

Anything in this Section 5 to the contrary notwithstanding, no fractional shares or scrip representative of fractional shares shall be issued upon the exercise of any option. Any fractional share interest resulting from any change, increase or decrease in the outstanding shares of Common Stock or resulting from any reorganization, merger, or consolidation for which adjustment is provided in this Section 5 shall disappear and be absorbed into the next lowest number of whole shares, and the Company shall not be liable for any payment for such fractional share interest to the Optionee upon his exercise of the option.

6.    Option Price. The purchase price for each share of Common Stock which may be acquired upon the exercise of each option issued under the Plan shall be determined by the Committee at the time the option is granted, but in no event shall such purchase price be less than one hundred percent (100%) of the fair market value of the Common Stock on the date of the grant. Notwithstanding the foregoing, in the case of a Ten Percent Shareholder, in no event shall the purchase price for each share of Common Stock which may be acquired upon the exercise of each option issued to such Ten Percent Shareholder be less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date of the grant. If the Common Stock is listed upon an established stock exchange or exchanges on the day the option is granted, such fair market value shall be deemed to be the highest closing price of the Common Stock on such stock exchange or exchanges on the day the option is granted, or if no sale of the Company’s Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock.

If the Common Stock is listed in the NASDAQ National Market System, the fair market value of the Common Stock shall be the closing sale price as reported by the NASDAQ National Market System on the day the option is granted, or if no sale of the Common Stock shall have been made on the NASDAQ National Market System on that day, on the next preceding day on which there was a sale of such stock.

Notwithstanding the provisions of the first paragraph of this Section 6, if at the time an option is granted under this Plan, the individual to whom the option has been granted is a Ten Percent Shareholder, such option shall not be deemed to be an “incentive stock option” as defined in Section 422(b) of the Code unless the purchase price for each share of Common Stock which may be acquired upon the exercise of the option is at least one hundred ten percent (110%) of the fair market value of the Common Stock on the date the option is granted. If a Ten Percent Shareholder is granted options by the Committee pursuant to this Plan and such option is not deemed to be an incentive stock option because the purchase price for each share of Common Stock which may be acquired upon the exercise of the option is not at least one hundred ten percent (110%) of the fair market value of the Common Stock on the date the option is granted, such option shall continue to be valid and binding on the Company according to its terms and, for purposes of determining the remaining number of shares of Common Stock with respect to which options may be granted under the terms of this Plan, shall be deemed to have been granted pursuant to the terms of this Plan.

7.    Option Exercise Periods. The time within which any option granted hereunder may be exercised shall be, by its terms, not earlier than one (1) year from the date such option is granted and not later than ten (10) years from the date such option is granted; provided that, in the case of any options granted to a Ten Percent Shareholder, the time within which any option granted to such Ten Percent Shareholder may be exercised shall be, by its terms, not earlier than one (1) year from the date such option is granted and not later than five (5) years from the date such option is granted. Subject to the provisions of Section 10 hereof, the Optionee must remain in the continuous employment of the Company or any of its Subsidiaries from the date of the grant of the option to and including the date of exercise of option in order to be entitled to exercise his option. Options granted hereunder shall be exercisable in such installments and at such dates as the Committee may specify. In addition, with respect to all options granted under this Plan, unless the Committee shall specify otherwise, the right of each Optionee to exercise his option shall accrue, on a cumulative basis, as follows:

(a) one-fourth (1/4) of the total number of shares of Common Stock which could be purchased (subject to adjustment as provided in Section 5 hereof) (such number being hereinafter referred to as the “Option Shares”) shall become available for purchase pursuant to the option at the end of the one (1) year period beginning on the date of the option grant;

(b) one-fourth (1/4) of the Option Shares shall become available for purchase pursuant to the option at the end of the two (2) year period beginning on the date of the option grant;

(c) one-fourth (1/4) of the Option Shares shall become available for purchase pursuant to the option at the end of the three (3) year period beginning on the date of the option grant; and

(d) one-fourth (1/4) of the Option Shares shall become available for purchase pursuant to the option at the end of the four (4) year period beginning on the date of the option grant.

Continuous employment shall not be deemed to be interrupted by transfers between the Subsidiaries or between the Company and any Subsidiary, whether or not elected by termination from any Subsidiary of the Company and re-employment by any other Subsidiary or the Company. Time of employment with the Company shall be considered to be one employment for the purposes of this Plan, provided there is no intervening employment by a third party or no interval between employments which, in the opinion of the Committee, is deemed to break continuity of service. The Committee shall, at its discretion, determine the effect of approved leaves of absence and all other matters having to do with “continuous employment”. Where an Optionee dies while employed by the Company or any of its Subsidiaries, his options may be exercised following his death in accordance with the provisions of Section 10 below.

Notwithstanding the provisions of the first paragraph of this Section 7, if at the time an option is granted under this Plan, the individual to whom the option has been granted is a Ten Percent Shareholder, such option shall not be deemed to be an “incentive stock option” as defined in Section 422(b) of the Code unless the right of the Ten Percent Shareholder to exercise the option will terminate and expire no later than the end of the five (5) year period beginning on the date the option is granted. If a Ten Percent Shareholder is granted options by the Committee pursuant to this Plan and such option is not deemed to be an incentive stock option because the right of the Ten Percent Shareholder to exercise the option does not terminate and expire at the end of the five (5) year period beginning on the date the option is granted, such option shall continue to be valid and binding on the Company according to its terms and, for purposes of determining the remaining number of shares of Common Stock with respect to which options may be granted under the terms of this Plan, shall be deemed to have been granted pursuant to the terms of this Plan.

8.    Exercise of Option. Options shall be exercised as follows:

(a) Each option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, (hereinafter an “Exercise Notice”) that the Optionee intends to exercise all or part of any option he has been granted and by paying to the Company the purchase price for the number of shares of Common Stock of the Company which the Optionee desires to purchase at the price per share (as adjusted, if applicable) set forth in the option which the Optionee desires to exercise.

(b) The Exercise Notice shall state the identity of the options being exercised (by reference to the date of the grant of the option) and shall state the number of shares to be purchased and the purchase price to be paid.

(c) Payment of the purchase price for shares of Common Stock to be acquired in connection with the exercise of any options granted under this Plan shall be made by delivery to the Company of cash or a certified or bank check payable to the order of the Company in an amount equal to the portion of the purchase price which is payable in connection with the exercise of such option.

(d) Certificates representing the shares purchased by the Optionee shall be issued as soon as practicable after the Optionee has complied with the provisions of Section 8(a) hereof.

(e) The Optionee shall have no rights as a stockholder with respect to the shares of Common Stock purchased until the date of the issuance to him of a certificate representing such shares.

9.    Assignment of Option. (a) Subject to the provisions of Sections 9(b) and 10(c) hereof, options granted under this Plan may not be assigned voluntarily or involuntarily or by operation of law and any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any incentive stock option, or any right thereunder, contrary to the provisions hereof shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the option with respect to the shares involved in such attempt.

(b) Notwithstanding anything to the contrary contained in Section 9(a) above, but subject to the approval of the Committee at the time any Non-Qualified Option (as defined in Section 14 hereof) is issued to any officer of the Company (as defined in Rule 16A-1(f) issued under the Securities and Exchange Act of 1934 (hereinafter an “Executive Officer”)) such Non-Qualified Option which is granted or issued to any Executive Officer of the Company shall be transferable by the Executive Officer to whom such Non-Qualified Option has been or is granted to: (i) the spouse, children or grandchildren of the Executive Officer (hereinafter “Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership or limited liability company in which such Immediate Family

Members are the only partners or members; or (iv) a private foundation established by the Executive Officer; provided that: (x) there may be no consideration for any such transfer; (y) the statement, letter or other document or agreement setting forth the terms and conditions of any such Non-Qualified Options must expressly provide for and limit the transferability of such Non-Qualified Options to transfers which are permitted by the foregoing provisions of this Section 9(b); and (z) any subsequent transfer of transferred Non-Qualified Options shall, except for transfers occurring as a result of the death of the transferee as contemplated by Section 10(e), be prohibited. Following the transfer of any Non-Qualified Options as permitted by the foregoing provisions of this Section 9(b), any such transferred Non-Qualified Options shall continue to be subject to the same terms and conditions applicable to such Non-Qualified Options immediately prior to the transfer; provided that, for purposes of this Plan, the term “Optionee” shall be deemed to refer to the transferee. Notwithstanding the foregoing, the events of termination of employment of Section 10 hereof shall continue to be applied with respect to the original Optionee for the purpose of determining whether or not the Non-Qualified Options shall be exercisable by the transferee and, upon termination of the original Optionee’s employment, the Non-Qualified Options shall be exercisable by the transferee only to the extent and for the periods that the original Optionee (or his estate) would have been entitled to exercise such options as specified in Section 10 below.

10.    Effect of Termination of Employment, Death or Disability. (a) If an Optionee’s employment with the Company or any Subsidiary by whom the Optionee is employed is terminated as a result of his retirement on his Retirement Date (as hereinafter defined), then, even though all the Option Shares issuable pursuant to options held by the Optionee may not, pursuant to the provisions of Section 7 hereof, be available for purchase at the Optionee’s Retirement Date, the Optionee shall, at any time during the three (3) month period beginning on the Optionee’s Retirement Date, (and notwithstanding the provisions of Section 7 hereof) be entitled to purchase the full number of Option Shares which, as of the Optionee’s Retirement Date, are issuable pursuant to the terms of the unexercised portion of any unexpired options held by the Optionee. If and to the extent that the Optionee does not, during the three (3) month period following his Retirement Date, exercise any unexercised portion of any unexpired options held by the Optionee on his Retirement Date, any and all rights of the Optionee to purchase shares of Common Stock pursuant to the terms of any such unexercised portion of any such unexpired options shall be cancelled and terminated effective immediately following the end of such three (3) month period.

(b) If an Optionee’s employment by the Company or any Subsidiary by whom the Optionee is employed is terminated as a result of the Optionee’s death or in the event that an Optionee dies within three (3) months after retirement on his Retirement Date (from the Company or any Subsidiary), then, even though all the Option Shares issuable pursuant to options held by the Optionee may not, pursuant to the provisions of Section 7 hereof, be available to be purchased by the Optionee at the date of his death, the estate of the Optionee or any person who has acquired options held by the Optionee by bequest or inheritance from the Optionee shall, at any time during the one (1) year period following the Optionee’s death (and notwithstanding the provisions of Section 7 hereof), be entitled to purchase the full number of Option Shares which, as of the date of Optionee’s death, are issuable pursuant to the terms of the unexercised portion of any unexpired options held by the Optionee. If and to the extent that the Optionee’s estate or any person who has acquired options by bequest or inheritance from the

Optionee does not, during the one (1) year period following the Optionee’s death, exercise any unexercised portion of any unexpired options held by the Optionee at the date of his death, any and all rights to purchase shares of Common Stock pursuant to the terms of any such unexercised portion of any such unexpired options shall be cancelled and terminated effective immediately following the end of such one (1) year period.

(c) If an Optionee’s employment with the Company or a Subsidiary is terminated as a result of the Optionee’s suffering of a disability, then, even though all the Option Shares issuable pursuant to options held by the Optionee may not, pursuant to the provisions of Section 7 hereof, be available for purchase on the date the Optionee’s employment is terminated, the Optionee shall, at any time during the one (1) year period following the date the Optionee’s employment is terminated (and notwithstanding the provisions of Section 7 hereof), be entitled to purchase the full number of Option Shares which, as of the date the Optionee’s employment is terminated, are issuable pursuant to the terms of the unexercised portion of any such unexpired options held by the Optionee. If and to the extent that the Optionee does not, during the one (1) year period following the termination of his employment on account of a disability, exercise any unexercised portion of any unexpired options held by the Optionee on the date his employment is terminated due to his disability, any and all rights of the Optionee to purchase shares of Common Stock pursuant to the terms of any such unexercised portion of any such unexercised options shall be cancelled and terminated effective immediately following the end of such one (1) year period. The term “disability” shall, for the purposes of this Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986.

(d) If an Optionee’s employment with the Company or any Subsidiary by whom the Optionee is employed is terminated for any reason other than the Optionee’s death, disability or retirement on his Retirement Date, then, the Optionee shall, at any time during the three (3) month period following the termination of the Optionee’s employment, be entitled to exercise any unexercised portion of any options theretofore granted to him which have not then expired to the extent that Option Shares which are issuable pursuant to any such unexercised portion are available for purchase as provided for by Section 7 hereof. If and to the extent that an Optionee whose employment with the Company is terminated for any reason other than his death, disability or retirement on his Retirement Date does not, during the three (3) month period following the date his employment is terminated, (and notwithstanding the provisions of Section 7 hereof) exercise any portion of any unexpired option which was exercisable (pursuant to the provisions of Section 7 hereof) at the time his employment was terminated, any and all rights to purchase any shares of Common Stock pursuant to the terms of any such unexpired options shall be cancelled and terminated effective immediately following the end of such three (3) month period. For purposes of this Section 10(d), the transfer of an Optionee from the employ of the Company to a Subsidiary of the Company or vice versa, or from one Subsidiary of the Company to another, shall not be deemed to constitute a termination of employment for purposes of this Plan. However, for purposes of this Section 10(d), a sale by the Company to an unrelated third party of stock of a Subsidiary holding a majority of the outstanding voting power of all classes of the outstanding stock of such Subsidiary shall, for purposes of this Plan, be deemed and construed to constitute a termination of the employment of each Optionee employed by such Subsidiary.

(e) For the purposes of this Plan, the “Retirement Date” of an Optionee shall mean the date on which the Optionee’s employment with the Company, or, if applicable, the Subsidiary by whom the Optionee is employed, is terminated; provided that, such termination occurs after: (i) the Optionee has either: (A) been continuously employed by the Company or, if applicable, a Subsidiary for a period of a least five (5) years and attained at least age sixty (60); or (B) attained at least age sixty-five (65); and (ii) the Optionee has given at least thirty (30) days advance written notice to the Company or, if applicable, the Subsidiary by whom the Optionee is employed, that the Optionee will retire from his employment with the Company or the Subsidiary by whom he is employed on such date. For purposes of the foregoing, the period of an Optionee’s employment with the Company or any Subsidiary shall be considered to be one continuous employment for purposes of determining whether the Optionee has been continuously employed for at least five (5) years provided that there is no intervening employment by a third party or no interval between employments which, in the sole opinion of the Committee, is deemed to break the continuity of the Optionee’s employment. Continuous employment shall not be deemed to be interrupted by transfers between the Subsidiaries or between the Company and any Subsidiary, whether or not elected by the Optionee. The Committee shall, in its sole discretion, determine the effect of approved leaves of absence and all other matters having to do with continuous employment.

11.    Option Cash Outs. (a) Notwithstanding anything to the contrary contained in this Plan or in any instrument containing the terms upon which any option is granted to any Optionee, the Company shall have the right (hereinafter the “Cash Out Right”), subject to the provisions of this Section 11, to convert all (but not less than all) outstanding options held by each individual that is an Optionee on the date the Company exercises the Cash Out Right (including the beneficiary or estate of a deceased Optionee) to a right to receive cash in an amount equal to the Cash Out Payment (as defined in Section 11(c) below). The Company shall not have the right to exercise the Cash Out Right with respect to some, but not all individuals that are Optionees on the Cash Out Payment Date (as defined in Section 11(b) below). In addition, the Company shall not have the right to exercise the Cash Out Right unless a Change in Control (as defined in Section 11(d)) has occurred. Finally, the Cash Out Right provided for by this Section shall not be exercisable by the Company unless the exercise by the Company of the Cash Out Right has been approved by a majority of the members of the Company’s Board of Directors.

(b) The Cash Out Right shall be exercisable by the Company by the delivery of a written notice to each holder of an outstanding and unexercised option, which written notice states: (i) that the Company is electing to exercise its Cash Out Right; and (ii) (A) the date on which the Company shall be deemed to have exercised its Cash Out Right (which date shall not, in any event, be more than thirty (30) days following the date on which the Board of Directors of the Company authorizes the Company to exercise the Cash Out Right); or (B) if the date on which the Company is to be deemed to have exercised its Cash Out Right (as described in Section 11(b)(ii)(A) above) is undetermined at the time the written notice referred to in this Section 11(b) is mailed, sufficient facts and information for the Optionee to determine the date as of which the amount of the Cash Out Payment will be determined, which date shall not be more than one hundred eighty (180) days following the date on which the Board of Directors of the Company authorizes the Company to exercise the Cash Out Right (each of the dates described above in this Section 11(b)(ii) being hereinafter the “Cash Out Payment Date”). For purposes of this Plan, the Company shall be deemed to have satisfied its obligation to deliver the written notice described above in this Section 11(b) to each holder of each outstanding and unexercised option if the Company mails such written notice, by first class mail, postage prepaid and addressed to each holder of each outstanding and unexercised option (determined as of the date the Board of Directors of the Company authorizes the Company to exercise the Cash Out Right) at the last known address of such option holder.

(c) In the event the Company exercises the Cash Out Right as provided for by Section 11(b) above, the amount of the Cash Out Payment which shall be payable to each Optionee that is the holder of any outstanding and unexercised options shall be an amount equal to the amount by which: (i) (A) the greater of: (I) the Fair Market Value Per Share determined, pursuant to the provisions of Section 6 hereof, as of the Cash Out Payment Date; and (II) the Fair Market Value Per Share determined, pursuant to the provisions of Section 6 hereof, as of the date on which the Board of Directors of the Company authorizes the Company to exercise the Cash Out Right; multiplied by (B) the total number of shares of Common Stock which the Optionee is entitled to acquire pursuant to all options (whether or not such options are then currently exercisable pursuant to the provisions of Section 7 hereof or, if applicable, pursuant to the provisions of the instrument containing the terms upon which the option has been granted) which are held by the Optionee as of the Cash Out Payment Date; exceeds (ii) the aggregate amount which the Optionee would be required to pay to the Company in connection with the purchase by the Optionee of all shares of Common Stock which the Optionee is entitled to purchase pursuant to the exercise of all unexpired options to purchase Common Stock which are held by the Optionee as of the Cash Out Payment Date whether or not such options are then currently exercisable pursuant to the provisions of Section 7 hereof or, if applicable, pursuant to the provisions of the instrument containing the terms upon which the option has been granted.

The amount of the Cash Out Payment shall be paid by the Company to each Optionee (or, if applicable, the beneficiary or estate of such Optionee) which is entitled to receive payment of the same in one lump sum payment, less applicable withholding taxes, no later than thirty (30) days following the Cash Out Payment Date.

(d) For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:

(i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than thirty percent (30%) of the then outstanding voting stock of the Company; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (and any new director whose election to the Board of Directors or whose nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors the still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) (the “Continuing Directors”) cease for any reason to constitute a majority thereof; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company immediately prior thereto or, if earlier, immediately prior to the adoption by the Board of Directors of the Company of a resolution approving a plan and agreement of merger or consolidation which results in the merger or consolidation referred to above, continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (provided, however, that if prior to the merger or consolidation, the Board of Directors of the Company adopts a resolution that is approved by a majority of the Continuing Directors providing that such merger or consolidation shall not constitute a “Change in Control” for purposes of the Plan, then such a merger or consolidation shall not constitute a “Change in Control”); or

(iv) the stockholders of the Company approve an agreement for the sale or disposition by the company of all or substantially all the assets of the Company.

12.    Amendment and Termination of the Plan. The Board of Directors of the Company may at any time suspend, amend or terminate the Plan; provided, however, that except as permitted in Section 13 hereof, no amendment or modification of the Plan which would:

(a) increase the maximum aggregate number of shares as to which options may be granted hereunder (except as contemplated in Section 5); or

(b) change the designation of the employees or class of employees eligible to receive options under this Plan,

may be adopted unless such amendment or modification is approved, within twelve (12) months before or after the effective date of such amendment or modification, by the holders of a majority of the outstanding shares of Common Stock represented at a stockholders’ meeting of the Company. No amendment, suspension or termination of the Plan may, without the consent of the holder of the option, terminate his option or adversely affect his rights in any material respect.

13.    Incentive Stock Options; Power to Establish Other Provisions. It is intended that the Plan shall conform to and (except as otherwise expressly set forth herein) each option shall qualify and be subject to exercise only to the extent that it does qualify as an “incentive stock option” as defined in Section 422 of the Code and as such section may be amended from time to time or be accorded similar tax treatment to that accorded to an incentive stock option by virtue of any new revenue laws of the United States. The Board of Directors may make any amendment to the Plan which shall be required to so conform the Plan. Subject to the provisions of the Code, the Committee shall have the power to include such other terms and provisions in options granted under this Plan as the Committee shall deem advisable. The grant of any options pursuant to the terms of this Plan which do not qualify as “incentive stock options” as defined in Section 422 of the Code is hereby approved provided that the maximum number of shares of Common Stock of the Company which can be issued pursuant to the terms of this Plan (as provided for in Section 4 hereof but subject to anti-dilutive adjustments made pursuant to Section 5 hereof) is not exceeded by the grant of any such options.

14.    Maximum Annual Value of Options Exercisable. Notwithstanding any provisions of this Plan to the contrary if: (a) the sum of: (i) the fair market value (determined as of the date of the grant) of all options granted to an Optionee under the terms of this Plan which become exercisable for the first time in any one calendar year; and (ii) the fair market value (determined as of the date of the grant) of all options previously granted to such Optionee under the terms of this Plan or any other incentive stock option plan of the Company or its subsidiaries which also become exercisable for the first time in such calendar year; exceeds (b) $100,000; then, (c) those options shall continue to be binding upon the Company in accordance with their terms but, to the extent that the aggregate fair market of all such options which become exercisable for the first time in any one calendar year (determined as of the date of the grant) exceeds $100,000, such options (referred to, for purposes of this Plan, as “Non-Qualified Options”) shall not be deemed to be incentive stock options as defined in Section 422(b) of the Code. For purposes of the foregoing, the determination of which options shall be recharacterized as not being incentive stock options issued under the terms of this Plan shall be made in inverse order of their grant dates and, accordingly, the last options received by the Optionee shall be the first options to be recharacterized as not being incentive stock options granted pursuant to the terms of the Plan.

15.    General Provisions. (a) No incentive stock option shall be construed as limiting any right which the Company or any parent or subsidiary of the Company may have to terminate at any time, with or without cause, the employment of an Optionee.

(b) The Section headings used in this Plan are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any of the provisions hereof.

(c) The masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the other whenever the content so indicates or requires.

(d) No options shall be granted under the Plan after ten (10) years from the date the Plan is adopted by the Board of Directors of the Company or approved by the stockholders of the Company, whichever is earlier.

16.    Effective Date and Duration of the Plan. The Plan is effective on October 21, 2003. The Plan shall be submitted to the stockholders of the Company for their approval no later than October 20, 2004. In the event that the Plan is not approved by the stockholders of the Company prior to October 20, 2004, any options granted pursuant to the terms of the Plan shall continue to be valid and binding upon the Company in accordance with their terms and, for purposes of determining the number of shares for which options may be granted pursuant to the terms of the Plan, shares issuable pursuant to the terms of exercised options issued pursuant to the Plan and shares issued pursuant to the exercise of options granted pursuant to the Plan shall be deemed to reduce the number of shares issuable pursuant to options granted under the terms of the Plan. The Plan will terminate on October 21, 2013; provided however, that the termination of the Plan shall not be deemed to modify, amend or otherwise affect the terms of any options outstanding on the date the Plan terminates.

IN WITNESS WHEREOF, the undersigned has executed this Plan by and on behalf of the Company as of October 21, 2003.

GIBRALTAR STEEL CORPORATION

By:

12